SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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TIAA SEPARATE ACCOUNT VA-1
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TIAA SEPARATE ACCOUNT VA-1 730 Third Avenue New York, New York 10017-3206

NOTICE OF SPECIAL MEETING — SEPTEMBER 17, 2007

This notice is being given to the owners of the Teachers Personal Annuity variable annuity contracts issued by Teachers Insurance and Annuity Association of America (“TIAA”) and funded through the TIAA Separate Account VA-1.

TIAA Separate Account VA-1 (“VA-1” or the “Fund”) will hold a special meeting of contract owners on September 17, 2007, at 12:30 p.m. (Eastern Time) at the Fund’s offices at 8500 Andrew Carnegie Boulevard, Charlotte, North Carolina. The managers of the management committee (the “Management Committee” or “Managers”) have set the meeting agenda as follows:

1.	To elect nine individuals to serve as Managers for indefinite terms and until their successors shall take office; and

2.	To address any other business that may properly come before the meeting.

The Management Committee has set July 31, 2007, as the record date for determining the number of votes entitled to be cast. You may vote at the meeting only if you were a VA-1 contract owner with voting rights as of July 31, 2007.

By order of the Management Committee,

E. Laverne Jones
Secretary

Please vote as soon as possible before the special meeting, even if you plan to attend the meeting. You can vote quickly and easily by toll-free telephone call, over the Internet or by mail. Just follow the simple instructions that appear on your enclosed proxy card. Since we can’t hold the meeting unless a quorum is reached, please help the Fund avoid the expense of a follow-up mailing by voting today!

If you plan to attend the meeting, please call (877) 535-3910, ext. 2440, to obtain an admission pass. In accordance with the Fund’s security procedures, a pass and appropriate picture identification will be required to enter the Fund’s special meeting. Please note that no laptop computers, recording equipment or cameras will be permitted and please read the instructions on the pass for additional information.

August 10, 2007

TIAA SEPARATE ACCOUNT VA-1

Proxy Statement for Special Meeting
to Be Held on September 17, 2007

This proxy statement is being given to the owners of the Teachers Personal Annuity variable annuity contracts issued by Teachers Insurance and Annuity Association of America (“TIAA”) and funded through the TIAA Separate Account VA-1.

TIAA Separate Account VA-1 (“VA-1” or the “Fund”) will hold a special meeting of contract owners on September 17, 2007, at 12:30 p.m. (Eastern Time) at the Fund’s offices at 8500 Andrew Carnegie Boulevard, Charlotte, North Carolina. This proxy statement was mailed to contract owners starting on or about August 10, 2007. The managers of the management committee (the “Management Committee” or “Managers”) have set the meeting agenda as follows:

1.	To elect nine individuals to serve as Managers for indefinite terms and until their successors shall take office; and

2.	To address any other business that may properly come before the meeting.

At this time, the Management Committee does not know of any other matters being presented at the meeting or any adjournments thereof.

How Do I Vote?

You can vote in any one of four ways:

(1)	By marking, signing, and mailing the enclosed proxy card in the return envelope provided;

(2)	By logging onto the Internet site shown on your proxy card and following the on-screen instructions (or by going to our website at www.tiaa-cref.org);

(3)	By calling the toll-free telephone number shown on your proxy card and following the recorded instructions; or

(4)	By voting in person at the special meeting.

If you vote by Internet or telephone, please do not mail your proxy card.

Can I Cancel or Change My Vote?

You can cancel or change your vote at any time up until 12:00 noon (Eastern Time) on September 17, 2007. You can do this by simply voting again — by executing and returning a later-dated proxy card, voting through the Internet or by a toll-free telephone call, voting in person at the meeting, or writing to the Fund’s Secretary at 730 Third Avenue, New York, New York 10017-3206.

How Does a Proxy Work?

When you vote by proxy, you are instructing the agents named on the proxy card how to vote on your behalf at the meeting. If you don’t specifically instruct them otherwise, they will vote FOR the election of all the nominees for Manager. At this time, we don’t know of any other matters being presented at the meeting. If other matters are brought before the meeting, the proxy agents will vote the proxies using their own best judgment, as allowed by the proxy. All proxies solicited by the Management Committee that are properly executed and received by the Secretary prior to the meeting, and are not revoked, will be voted at the meeting.

Who May Vote; How Many Votes Do I Get?

VA-1 contract owners invested in the Stock Index Account as of July 31, 2007, will be eligible to vote at the meeting. On July 31, 2007, there were 10,601,247.938 total eligible votes to be cast.

The number of votes you have is equal to the dollar value of your accumulation in the Stock Index Account on July 31, 2007. We will count fractional votes.

How Many Votes Are Needed for a Quorum or to Pass a Vote?

We will have a quorum for the meeting if 10 percent of the votes entitled to be cast are voted. Abstentions are counted in determining whether a quorum has been reached. The outcome of the election of Managers will be decided by a majority of the eligible votes present in person or represented by proxy. No votes are cast by brokers.

If a quorum is not present at the meeting, or if a quorum is present at the meeting but sufficient votes to approve the proposed item are not received, or if other matters arise requiring contract owner attention, the persons named as proxy agents may propose one or more adjournments of the meeting to permit further solicitation of additional votes.

Each Manager will be elected if he or she receives more “for” votes than “against” as to him/her.

I. ELECTION OF MANAGEMENT COMMITTEE MEMBERS

The purpose of the special meeting is to elect members to the Management Committee. The Fund’s Managers are elected to serve until their successors shall take office. Pursuant to a resolution of the Management Committee, the number of Managers has been fixed at nine. Under the law, the Management Committee can fill vacancies between meetings, if in doing so, after an appointment, at least two-thirds of the Managers then holding office would have been elected by contract owners.

At this meeting, you are being asked to elect to the Management Committee eight current members (including Mr. Berkley and Drs. Poterba and Starks who were previously appointed as Managers by the Management Committee) and one new nominee (Ms. Eckl). Information about each of these nominees is set forth below. It is intended that the enclosed proxy will be voted FOR the election of these nine nominees unless otherwise indicated in the proxy.

Each nominee was first recommended to the Nominating and Governance Committee of the Management Committee. This committee consists of Managers who are also themselves nominees and, like all the other members of the Management Committee, are not “interested persons” as such term is defined in the Investment Company Act of 1940. The three current Managers who were previously appointed by the Management Committee (Mr. Berkley and Drs. Poterba and Starks) were each recommended to the committee by current Managers. Ms. Eckl was recommended to the committee by a retained third-party search firm.

Each of the nominees has consented to serve if elected. If any nominee is unavailable to serve when the meeting is held, the proxy agents may cast your votes for a substitute chosen by the Management Committee.

In addition to the information listed, each of the nominees either currently serves or is a nominee to serve as a member of the board of trustees of the College Retirement Equities Fund (“CREF”) TIAA-CREF Institutional Mutual Funds and TIAA-CREF Life Funds.

The Management Committee, which is composed entirely of individuals who are not “interested persons” of the Fund or of Teachers Advisors, Inc., the Fund’s investment adviser, unanimously recommends that the contract owners of the Fund vote FOR the election of each of the nominees.

I. ELECTION OF MANAGEMENT COMMITTEE MEMBERS continued

INFORMATION CONCERNING NOMINEES

Forrest Berkley, 53, was a partner from 1990 to 2005 and Head of Global Product Management from 2003 to 2005 of GMO (formerly, Grantham, Mayo, Van Otterloo & Co.), an investment management firm, and a member of its asset allocation portfolio management team from 2003 to 2005. He is a member and former Chairman of the Investment Committee of the Maine Community Foundation, a director and member of the Investment Committee of the Maine Coast Heritage Trust, the Boston Athenaeum, a director of the Appalachian Mountain Club, and a member of the Investment Committee of the Gulf of Maine Research Institute. He is also a member of the Investment Committee of the Carnegie Endowment for International Peace. Mr. Berkley received a B.A. from Yale University and an M.B.A. and a law degree from Harvard University. He has served as a Fund’s Manager since 2006.

Nancy A. Eckl, 44, was Vice President of American Beacon Advisors, Inc., an investment management firm, and of the American Beacon Funds (open-end mutual funds) from 1990 to 2006. Ms. Eckl also served as Vice President of certain other funds advised by American Beacon Advisors. Ms. Eckl is an independent director of The Lazard Funds, Inc. and Lazard Retirement Series, Inc. (both open-end mutual funds), Lazard Global Total Return and Income Fund, Inc. and Lazard World Dividend and Income Fund, Inc. (both New York Stock Exchange listed closed-end funds), and an independent member of the board of managers of Lazard Alternative Strategies Fund, L.L.C. (a closed-end investment company). Ms. Eckl has a B.B.A. in Accounting from the University of Notre Dame and is a Certified Public Accountant in the State of Texas. Ms. Eckl is a first-time nominee to the Fund.

INFORMATION CONCERNING NOMINEES continued

Eugene Flood, Jr., 51, has been President, Chief Executive Officer (since 2000) and a Director of Smith Breeden Associates, Inc. an investment adviser, since 1994. Prior to joining Smith Breeden as President and Chief Executive Officer in 2000, he was a Portfolio Manager at Morgan Stanley Asset Management. Dr. Flood serves on the Visiting Committee for the Economics Department and the Dean’s Advisory Committee of the Massachusetts Institute of Technology’s Sloan School of Management, the Board of Visitors of the Fuqua School of Business of Duke University, Board of Visitors of the University of North Carolina at Chapel Hill and the Board of Directors of the Society of Quantitative Analysts. In addition, Dr. Flood has worked as a consultant for a variety of private sector companies and government agencies. Dr. Flood has a B.A. in Economics from Harvard University and a Ph.D. in Economics from the Massachusetts Institute of Technology. Dr. Flood has served as a Fund’s Manager since 2005.

Howell E. Jackson, 53, has been on the faculty of the Harvard Law School since 1989, and has been James S. Reid, Jr. Professor of Law since 2004 and served as Vice Dean for Budget from 2003 to 2006. Professor Jackson has a B.A. from Brown University and a joint J.D./M.B.A. from Harvard University. Professor Jackson has served as a Fund’s Manager since 2005.

Nancy L. Jacob, 64, is President and Founder (since October 2006) of NLJ Advisors Inc., an investment adviser. She was President and Managing Principal of Windermere Investment Associates from 1997 to June 2006. She was previously Chairman and Chief Executive Officer of CTC Consulting, Inc. (1994-1997), and Executive Vice President, U.S. Trust of the Pacific Northwest (1993-1996). She is Director and Chairman of the Investment Committee of the Okabena Company, a financial services firm. Dr. Jacob received a B.A. from the University of Washington and a Ph.D. from the University of California, Irvine. Dr. Jacob has served as a Fund’s Manager since 1999.

INFORMATION CONCERNING NOMINEES continued

Bridget A. Macaskill, 59, is the Principal of BAM Consulting LLC, an independent financial services consulting firm, which she founded in 2003. Ms. Macaskill is also an Independent Consultant for Merrill Lynch (since 2003) appointed under the terms of the Global Research Settlement. Ms. Macaskill was Chairman and Chief Executive Officer of Oppenheimer Funds, Inc. from 2000 to 2001. She joined Oppenheimer Funds, Inc. in 1983 and served in various capacities at that firm, being appointed Chief Operating Officer in 1989, President in 1991, Chief Executive Officer in 1995, and Chairman in 2000. Ms. Macaskill serves on the boards of directors of Federal National Mortgage Association (Fannie Mae), Prudential plc, Scottish & Newcastle plc, and on the boards of a number of not-for-profit organizations. She received a B.S. with honors from the University of Edinburgh. Ms. Macaskill has served as a Fund’s Manager since 2003.

James M. Poterba, 49, is the Mitsui Professor of Economics (since 1996) and the Head of the Economics Department (since 2006) at the Massachusetts Institute of Technology, where he has taught since 1983. From 1994 to 2000 and 2001 to 2006, he was Associate Head of the Economics Department at MIT. He has been the Director of the Public Economics Research Program at the National Bureau of Economic Research since 1991. He is a Fellow of the American Academy of Arts and Sciences and the Econometric Society and has served as a director of the American Finance Association and as a member of the Executive Committee of the American Economic Association. Dr. Poterba is a director of The Jeffrey Company and Jeflion Company. He holds an A.B. from Harvard College and an M.Phil. and a D.Phil. from Oxford University. Dr. Poterba has served as a Fund’s Manager since 2006.

Maceo K. Sloan, 57, has been the Chairman, President and Chief Executive Officer of Sloan Financial Group, Inc. since 1991; Chairman, Chief Executive Officer and Chief Investment Officer of NCM Capital Management Group, Inc., since 1991; and Chairman and CEO, NCM Capital Advisers Inc. since 2003. Mr. Sloan is a director of SCANA Corporation and M&F Bancorp, Inc. Mr. Sloan received a B.A. from Morehouse College, an M.B.A. from Georgia State University, and a J.D. from North Carolina Central University School of Law. Mr. Sloan has served as a Fund’s Manager since 2001.

INFORMATION CONCERNING NOMINEES continued

Laura T. Starks, 57, has been Chairman of the Department of Finance, the Charles E. and Sarah M. Seay Regents Chair of Finance, and Director of the AIM Investment Center in the McCombs School of Business since 2000 at the University of Texas at Austin where she has taught since 1987. She was previously the Associate Dean for Research, the Associate Director for Research for the Center for International Business Education and Research, and the Director of the Bureau of Business Research at the University of Texas at Austin. She has served on the Board of Directors of the American Finance Association, the Western Finance Association, and the Financial Management Association and is a Fellow of the Financial Management Association. Dr. Starks served on the Board of Directors of USAA Mutual Fund, Inc.; USAA Tax Exempt Fund, Inc.; USAA Investment Trust; and the USAA State Tax-Free Trust from 2000 to May 2006. She has a B.A. from the University of Texas at Austin, an M.B.A. from the University of Texas at San Antonio, and a Ph.D. from the University of Texas at Austin. Dr. Starks has served as a Fund’s Manager since 2006.

Current VA-1 Managers, Nominees and Executive Officers

The following tables include certain information about the Fund’s current Managers, nominees and executive officers, including positions currently held with the Fund, length of office and time served, and principal occupations in the last five years. The table also includes the number of portfolios in the fund complex overseen by each Manager and certain directorships held by each of them. The first table includes information about the Fund’s disinterested Managers and nominees and the second table includes information about the Fund’s officers. There are currently no interested Managers serving on the Management Committee.

   DISINTERESTED MANAGERS AND NOMINEES

				Number of
				Portfolios in
	Position(s)	Term of Office	Principal	Fund Complex
	Held with	and Length of	Occupation(s)	Overseen by	Other Directorships
Name, Address and Age	VA-1	Time Served	During Past 5 Years	Manager	Held by Managers
Forrest Berkley c/o Corporate Secretary 730 Third Avenue New York, NY 10017-3206 Date of Birth (“DOB”): April 1954	Manager	Indefinite term. Manager since 2006.	Retired. Partner (1990 – 2005) and Head of Global Product Management (2003 – 2005), GMO (formerly, Grantham, Mayo, Van Otterloo & Co.) (investment management); and member of asset allocation portfolio management team, GMO (2003 – 2005).	55	Director and member of the Investment Committee, the Maine Coast Heritage Trust and the Boston Athenaeum; and Director, Appalachian Mountain Club.

Nancy A. Eckl c/o Corporate Secretary 730 Third Avenue New York, NY 10017-3206 DOB: October 1962	Nominee	N/A	Former Vice President (1990 – 2006), American Beacon Advisors, Inc. and Vice President of certain funds advised by American Beacon Advisors, Inc.	55	Director, The Lazard Funds Inc., Lazard Retirement Series, Inc., Lazard Global Total Return and Income Fund, Inc., Lazard World Dividend and Income Fund, Inc., and Member of the Board of Managers, Lazard Alternative Strategies Fund, L.L.C.

Eugene Flood, Jr. c/o Corporate Secretary 730 Third Avenue New York, NY 10017-3206 DOB: October 1955	Manager	Indefinite term. Manager since 2005.	President and Chief Executive Officer (since 2000) and a Director (since 1994) of Smith Breeden Associates, Inc. (investment adviser).	55	None

   DISINTERESTED MANAGERS AND NOMINEES continued

				Number of
				Portfolios in
	Position(s)	Term of Office	Principal	Fund Complex
	Held with	and Length of	Occupation(s)	Overseen by	Other Directorships
Name, Address and Age	VA-1	Time Served	During Past 5 Years	Manager	Held by Managers
Howell E. Jackson c/o Corporate Secretary 730 Third Avenue New York, NY 10017-3206 DOB: January 1954	Manager	Indefinite term. Manager since 2005.	James S. Reid, Jr. Professor of Law (since 2004), and Vice Dean for Budget (2003 – 2006) and on the faculty (since 1989) of Harvard Law School.	55	None

Nancy L. Jacob c/o Corporate Secretary 730 Third Avenue New York, NY 10017-3206 DOB: January 1943	Chairman of the Management Committee, Manager	Indefinite term. Manager since 1999.	President and Founder (since October 2006) of NLJ Advisors, Inc. (investment adviser). Formerly, President and Managing Principal, Windermere Investment Associates (1997 – 6/2006).	55	Director and Chairman of the Investment Committee of the Okabena Company (financial services).

Bridget A. Macaskill c/o Corporate Secretary 730 Third Avenue New York, NY 10017-3206 DOB: August 1948	Manager	Indefinite term. Manager since 2003.	Principal and Founder, BAM Consulting, LLC (financial services consulting), Independent Consultant for Merrill Lynch (since 2003). Formerly, Chairman, Oppenheimer Funds, Inc. (2000 – 2001); Chief Executive Officer (1995 – 2001); President (1991 – 2000); and Chief Operating Officer (1989 – 1995) of that firm.	55	Director, Prudential plc, Scottish & Newcastle plc (brewer), Federal National Mortgage Association (Fannie Mae), International Advisory Board and British-American Business Council.

   DISINTERESTED MANAGERS AND NOMINEES continued

				Number of
				Portfolios in
	Position(s)	Term of Office	Principal	Fund Complex
	Held with	and Length of	Occupation(s)	Overseen by	Other Directorships
Name, Address and Age	VA-1	Time Served	During Past 5 Years	Manager	Held by Managers
James M. Poterba c/o Corporate Secretary 730 Third Avenue New York, NY 10017-3206 DOB: July 1958	Manager	Indefinite term. Manager since 2006.	Head (since 2006) and Associate Head (1994 – 2000 and 2001 – 2006), Economics Department, Massachusetts Institute of Technology (MIT), Mitsui Professor of Economics, MIT (since 1996); Program Director, National Bureau of Economic Research (since 1991).	55	The Jeffrey Company and Jeflion Company (unregistered investment companies).

Maceo K. Sloan c/o Corporate Secretary 730 Third Avenue New York, NY 10017-3206 DOB: October 1949	Manager	Indefinite term. Manager since 2001.	Chairman, President and Chief Executive Officer, Sloan Financial Group, Inc. (since 1991); Chairman, CEO and CIO, NCM Capital Management Group, Inc. (since 1991); and Chairman and CEO, NCM Capital Advisers Inc. (since 2003).	55	Director, SCANA Corporation (energy holding company) and M&F Bancorp, Inc.

   DISINTERESTED MANAGERS AND NOMINEES continued

Number of
Portfolios in
	Position(s)	Term of Office	Principal	Fund Complex
	Held with	and Length of	Occupation(s)	Overseen by	Other Directorships
Name, Address and Age	VA-1	Time Served	During Past 5 Years	Manager	Held by Managers
Laura T. Starks c/o Corporate Secretary 730 Third Avenue New York, NY 10017-3206 DOB: February 1950	Manager	Indefinite term. Manager since 2006.	Chairman, Department of Finance, the Charles E. and Sarah M. Seay Regents Chair in Finance (since 2002), and Director, AIM Investment Center, McCombs School of Business, University of Texas at Austin (since 2000); Professor, University of Texas at Austin (since 1987); and Fellow, Financial Management Association (since 2002). Formerly, Associate Dean for Research (2001 – 2002); and Associate Director for Research, the Center for International Business Education and Research, University of Texas at Austin (2002 – 2003) and Director of the Bureau of Business Research, University of Texas at Austin (2001 – 2002).	55	None

   OFFICERS

	Position(s)	Term of Office
	Held with	and Length of
Name, Address and Age	CREF	Time Served	Principal Occupation(s) During Past 5 Years
Herbert M. Allison, Jr. TIAA-CREF 730 Third Avenue New York, NY 10017-3206 DOB: August 1943	President and Chief Executive Officer	One-year term. President and Chief Executive Officer since 2002.	Chairman, President and Chief Executive Officer of TIAA and President and Chief Executive Officer of CREF and TIAA Separate Account VA-1 (since 2002). Formerly, President and Chief Executive Officer of TIAA-CREF Mutual Funds, TIAA-CREF Institutional Mutual Funds and TIAA-CREF Life Funds (2002 – 2/2007). President and Chief Executive Officer of Alliance for Lifelong Learning, Inc. (2000 – 2002), President, Chief Operating Officer and Member of the Board of Directors of Merrill Lynch & Co., Inc. (1997 – 1999).

Gary Chinery TIAA-CREF 730 Third Avenue New York, NY 10017-3206 DOB: November 1949	Vice President and Treasurer	One-year term. Vice President and Treasurer since 2004.	Vice President and Treasurer of TIAA, CREF and TIAA Separate Account VA-1 (since 2004), Vice President (since 2004) and Treasurer (2004 – 2/2007) of TIAA-CREF Institutional Mutual Funds and TIAA-CREF Life Funds. Formerly, Second Vice President and Associate Treasurer (1998 – 2003) of Teachers Advisors, Inc. (“Advisors”), TIAA-CREF Investment Management, LLC (“Investment Management”), TIAA-CREF Individual & Institutional Services, LLC (“Services”), Teachers Personal Investors Services, Inc. (“TPIS”), TIAA-CREF Tuition Financing, Inc. (“Tuition Financing”), TIAA-CREF Life Insurance Company (“TIAA-CREF Life”) and TCT Holdings, Inc.

Scott C. Evans TIAA-CREF 730 Third Avenue New York, NY 10017-3206 DOB: May 1959	Executive Vice President and Head of Asset Management	One-year term. Executive Vice President since 1998 and Head of Asset Management since 2006.	Executive Vice President (since 1999) and Head of Asset Management (since 2006) of CREF, TIAA and TIAA Separate Account VA-1. President and Principal Executive Officer of TIAA-CREF Institutional Mutual Funds and TIAA-CREF Life Funds (since 2/2007). Director of TPIS (since 2006) and Advisors (since 2004). President and Chief Executive Officer of Investment Management and Advisors, and Manager of Investment Management (since 2004). Formerly, Manager of TIAA Realty Capital Management, LLC (2004 – 2006), Chief Investment Officer of TIAA (2004 – 2006) and CREF, TIAA Separate Account VA-1, TIAA-CREF Institutional Mutual Funds, and TIAA-CREF Life Funds (collectively, the “TIAA-CREF Fund Complex”) (2003-2006); and Executive Vice President and Head of Asset Management of the TIAA-CREF Institutional Mutual Funds and TIAA-CREF Life Funds (2006-2007).

   OFFICERS continued

	Position(s)	Term of Office
	Held with	and Length of
Name, Address and Age	CREF	Time Served	Principal Occupation(s) During Past 5 Years
I. Steven Goldstein TIAA-CREF 730 Third Avenue New York, NY 10017-3206 DOB: September 1952	Executive Vice President	One-year term. Executive Vice President since 2003.	Executive Vice President, Public Affairs, of TIAA and the TIAA-CREF Fund Complex (since 2003). Formerly, Director, TIAA-CREF Life (2003 – 2006); Adviser for McKinsey & Company (2003); Vice President, Corporate Communications for Dow Jones & Co. and The Wall Street Journal (2001 – 2002); and Senior Vice President and Chief Communications Officer for Insurance Information Institute (1993-2001).

E. Laverne Jones TIAA-CREF 730 Third Avenue New York, NY 10017-3206 DOB: March 1949	Vice President and Corporate Secretary	One-year term. Vice President and Corporate Secretary since 1998.	Vice President and Corporate Secretary of TIAA and CREF (since 1998) and of the other funds in the TIAA-CREF Fund Complex (since 2001).

George W. Madison TIAA-CREF 730 Third Avenue New York, NY 10017-3206 DOB: October 1953	Executive Vice President and General Counsel	One-year term. Executive Vice President and General Counsel since 2003.	Executive Vice President and General Counsel of TIAA and the TIAA-CREF Fund Complex (since 2003). Formerly, Executive Vice President, Corporate Secretary, and General Counsel of Comerica Incorporated (1997 – 2003).

Erwin W. Martens TIAA-CREF 730 Third Avenue New York, NY 10017-3206 DOB: March 1956	Executive Vice President	One-year term. Executive Vice President since 2003.	Executive Vice President, Risk Management of TIAA and the TIAA-CREF Fund Complex (since 2003). Director of Advisors, TPIS, and Manager of Investment Management. Formerly, Managing Director and Chief Risk Officer, Putnam Investments (1999 – 2003); and Head and Deputy Head of Global Market Risk Management Putnam Investments (1997 – 1999).

   OFFICERS continued

	Position(s)	Term of Office
	Held with	and Length of
Name, Address and Age	CREF	Time Served	Principal Occupation(s) During Past 5 Years
Dermot J. O’Brien TIAA-CREF 730 Third Avenue New York, NY 10017-3206 DOB: March 1966	Executive Vice President	One-year term. Executive Vice President since 2003.	Executive Vice President, Human Resources, of TIAA and the TIAA-CREF Fund Complex (since 2003). Formerly Director, TIAA-CREF Life (2003 – 2006); First Vice President and Head of Human Resources, International Private Client Division, Merrill Lynch & Co. (1999 – 2003); and Vice President and Head of Human Resources, Japan Morgan Stanley (1998 – 1999).

Eric C. Oppenheim TIAA-CREF 730 Third Avenue New York, NY 10017-3206 DOB: July 1948	Vice President and Acting Chief Compliance Officer	One-year term. Vice President and Acting Chief Compliance Officer since 2005.	Vice President and Acting Chief Compliance Officer of the TIAA-CREF Fund Complex (since 2005). Vice President of Investment Management and Advisors (since 2006). Formerly, Acting Chief Compliance Officer of Tuition Financing and Chief Compliance Officer, Advisors and Services (2005 – 2006), Vice President and Compliance Officer of TIAA (2004 – 2005); First Vice President and Manager of Compliance and Centralized Trust Functions, Private Banking Division Comerica Incorporated (2001 – 2004); and Manager of Compliance and Regulatory Affairs, Investment Bank Division, Comerica Incorporated (1993 – 2001).

Georganne C. Proctor TIAA-CREF 730 Third Avenue New York, NY 10017-3206 DOB: October 1956	Executive Vice President and Chief Financial Officer	One-year term. Executive Vice President and Chief Financial Officer since 2006.	Executive Vice President and Chief Financial Officer of TIAA, CREF and TIAA Separate Account VA-1 (since 2006). Manager and Executive Vice President of Investment Management, Director and Executive Vice President of TPIS and Advisors (since 2006). Formerly, Executive Vice President and Chief Financial Officer of Life Funds, TIAA-CREF Mutual Funds and TIAA-CREF Institutional Mutual Funds (2006 – 2/2007); Executive Vice President, Finance, Golden West Financial Corporation (2002 – 2006); and Senior Vice President, Chief Financial Officer and Director, Bechtel Group, Inc. (1999 – 2002).

   OFFICERS continued

	Position(s)	Term of Office
	Held with	and Length of
Name, Address and Age	CREF	Time Served	Principal Occupation(s) During Past 5 Years
Bertram L. Scott TIAA-CREF 730 Third Avenue New York, NY 10017-3206 DOB: March 1951	Executive Vice President	One-year term. Executive Vice President since 2001.	Executive Vice President, Strategy Implementation and Policy of TIAA and the TIAA-CREF Fund Complex (since 2006). Director and President of TIAA-CREF Enterprises, Inc. (since 2000). Formerly, Executive Vice President, Product Management of TIAA and TIAA-CREF Fund Complex (2000 – 2005); and President and Chief Executive Officer, Horizon Mercy (1996 – 2000).

Edward D. Van Dolsen TIAA-CREF 730 Third Avenue New York, NY 10017-3206 DOB: April 1958	Executive Vice President	One-year term. Executive Vice President since 2006.	Executive Vice President, Institutional Client Services (since 2006). Director of Tuition Financing and Manager of Services. Formerly Senior Vice President, Pension Products (2003 – 2006), Vice President, Support Services (1998 – 2003), of TIAA and the TIAA-CREF Fund Complex.

Manager Equity Ownership

The following table includes information relating to equity securities beneficially owned by all current Fund Managers and nominees in the Fund and in all registered investment companies in the same family of investment companies (the “TIAA-CREF Fund Complex”) as of July 31, 2007. The TIAA-CREF Fund Complex includes CREF, TIAA-CREF Institutional Mutual Funds, TIAA-CREF Life Funds and the Fund. The TIAA-CREF Mutual Funds were part of the complex until they merged into the TIAA-CREF Institutional Mutual Funds effective April 20, 2007. The amounts reported below include amounts contributed to CREF accounts for the benefit of the non-employee Managers pursuant to the Fund’s long-term compensation plan for non-employee Managers.

DISINTERESTED MANAGERS AND NOMINEES

Aggregate Dollar Range of
Equity Securities in All
Registered Investment
Companies Overseen by
	Dollar Range of Equity	Manager in the TIAA-CREF
Name of Manager	Securities in VA-1	Fund Complex
Forrest Berkley(1)	None	Over $100,000
Nancy A. Eckl(2)	None	$10,001 – $50,000
Eugene Flood, Jr.	None	Over $100,000
Howell E. Jackson	None	Over $100,000
Nancy L. Jacob	None	Over $100,000
Bridget A. Macaskill	None	Over $100,000
James M. Poterba(3)	None	Over $100,000
Maceo K. Sloan	None	Over $100,000
Laura T. Starks(4)	None	Over $100,000

(1)	Mr. Berkley was appointed to the boards and Management Committee effective September 19, 2006.

(2)	Ms. Eckl was appointed as a trustee of CREF effective May 15, 2007.

(3)	Dr. Poterba was appointed to the boards and Management Committee effective April 3, 2006, and elected as a trustee of CREF by its participants on July 18, 2006.

(4)	Dr. Starks was appointed to the boards and Management Committee effective July 18, 2006, and elected as a trustee of CREF by its participants on July 18, 2006.

Manager Compensation

The following table discloses the aggregate compensation received from the Fund and the TIAA-CREF Fund Complex for each current and former non-officer Manager for the year ended December 31, 2006. The Fund’s officers receive no compensation from any fund in the TIAA-CREF Fund Complex.

DISINTERESTED MANAGERS

		Long-Term
		Performance
		Compensation
		Contribution	Total Compensation
	Compensation	As Part of Fund	From TIAA-CREF
Name	From VA-1	Expenses	Fund Complex(1)
Forrest Berkley(2)	$214.69	$175.40	$ 83,400.00
Nancy A. Eckl(3)	N/A	N/A	N/A
Willard T. Carleton(4)	$406.39	$265.36	$142,350.00
Eugene Flood, Jr.	$550.84	$353.06	$192,000.00
Howell E. Jackson	$506.32	$353.06	$182,600.00
Nancy L. Jacob	$770.98	$353.06	$238,800.00
Bevis Longstreth(4)(5)	$415.76	$265.36	$144,300.00
Bridget A. Macaskill	$464.13	$353.06	$173,600.00
James M. Poterba(5)(6)	$454.49	$264.17	$153,000.00
Maceo K. Sloan	$553.35	$353.06	$192,600.00
Laura T. Starks(7)	$265.70	$175.71	$ 94,200.00
Ahmed H. Zewail(4)(5)	$235.52	$265.30	$106,200.00

(1)	For purposes of this table, the TIAA-CREF Fund Complex includes the TIAA-CREF Mutual Funds. However, the TIAA-CREF Mutual Funds merged into the TIAA-CREF Institutional Mutual Funds effective April 20, 2007.

(2)	Mr. Berkley was appointed to the boards and Management Committee effective September 19, 2006.

(3)	Ms. Eckl was appointed as a trustee of CREF effective May 15, 2007.

(4)	These are former Managers. Dr. Carleton and Mr. Longstreth retired from the boards and Management Committee effective July 18, 2006. Dr. Zewail retired from the same effective October 1, 2006.

(5)	This compensation, or a portion of it, was not actually paid based on the prior election of the Manager to defer receipt of payment in accordance with the provisions of a deferred compensation plan for non-officer Managers. Excluding this year’s deferrals, a total of $1,040,265.09 earned across the fund complex has been deferred for prior years’ service, including interest through December 31, 2006, for all current Managers who had elected to defer their compensation.

(6)	Dr. Poterba was appointed to the boards and Management Committee effective April 3, 2006, and elected as a trustee of CREF by its participants on July 18, 2006.

(7)	Dr. Starks was appointed to the boards and Management Committee effective July 18, 2006, and elected as a trustee of CREF by its participants on July 18, 2006.

The Fund has a long-term compensation plan for non-officer Managers. Currently, under this unfunded plan, annual contributions equal to $75,000 are allocated to notional CREF and TIAA annuity accounts chosen by the Manager. Benefits will be paid after the Manager leaves the Management Committee in a lump sum or in annual installments over 5, 10, 15 or 20 years, as requested by the individual Manager. The Management Committee may waive the mandatory retirement policy for the Managers, which would delay the commencement of benefit payments until the Manager eventually retires from the Management Committee. Pursuant to a separate deferred compensation plan, non-officer Managers also have the option to defer payments of their basic retainer, additional retainers and/or meeting fees and allocate those amounts to notional CREF and TIAA accounts chosen by the individual Manager. Benefits under that plan are also paid in a lump sum or annual installments over 5, 10, 15 or 20 years, as requested by the Manager, after the Manager leaves the Management Committee. The compensation table above does not reflect any payments under the long-term compensation plan.

Non-officer Managers are compensated at the following rates effective January 1, 2007: an annual retainer of $50,000; a Management Committee and committee meeting fee of $2,500; an annual long-term compensation contribution of $75,000; a Management Committee chair fee of $25,000; a committee chair fee of $10,000 ($15,000 for the chairs of the Audit and Compliance Committee and Operations Committee); and an Operations Committee and Audit and Compliance Committee member fee of $5,000. Manager compensation reflects service to all of the investment companies within the TIAA-CREF Fund Complex and is prorated to those companies based upon assets under management. The level of compensation is evaluated regularly and is based on a study of compensation at comparable companies, the time and responsibilities required of the Managers, and the need to retain and attract well-qualified Management Committee members.

Managers who are active officers of any fund within the TIAA-CREF Fund Complex or TIAA do not receive any additional compensation for their services as Managers.

Committees

Currently, the Management Committee and each of its committees consist entirely of independent Managers. Every year the Management Committee appoints Managers to certain standing committees with specific responsibilities for aspects of the Fund’s operations. These are:

(1)	An Audit and Compliance Committee (formerly called the “Audit Committee”), which, using external resources as necessary, assists the Management Committee in fulfilling its oversight responsibilities for financial and operations reporting, internal control and compliance with laws, regulations and ethics. In August 2006, the Management Committee renamed the Audit Committee the Audit and Compliance Committee. The Audit and Compliance Committee is charged with, among other things, approving the appointment, compensation, retention (or termination) and overseeing of the work of the independent registered public accounting firm. The Audit and Compliance Committee has adopted a formal written charter which may be found at www.tiaa-cref.org/about/governance/corporate/topics/committee_charters.html. During the fiscal year ended December 31, 2006, the Audit and Compliance Committee held seven meetings. The current members of the Audit and Compliance Committee are Mr. Sloan (chair), Mr. Berkley, Ms. Macaskill and Dr. Poterba. Mr. Sloan has been designated as the “audit committee financial expert” as defined by the Securities and Exchange Commission.

(2)	An Operations Committee, which assists the Management Committee in fulfilling its oversight responsibilities with respect to operational matters of the Funds. The Operations Committee was established in 2006 as a new standing committee of the Management Committee and is charged with, among other things, overseeing contracts with third-party service providers, reviewing portfolio transactions and certain legal, compliance, finance, sales and marketing matters. The Operations Committee has adopted a formal written charter which may be found at www.tiaa-cref.org/about/governance/corporate/topics/committee_charters.html. During the fiscal year ended December 31, 2006, the Operations Committee held four meetings. The current members of the Operations Committee are Professor Jackson (chair), Ms. Eckl, Dr. Flood, Dr. Jacob and Dr. Starks.

(3)	An Investment Committee, (formerly called the “Finance Committee”), which assists the Management Committee in fulfilling its oversight responsibilities for the management of the Fund’s investments subject to appropriate oversight by the full Management Committee. The Investment Committee has adopted a formal written charter which may be found at www.tiaa-cref.org/about/governance/corporate/topics/committee_charters.html. During the fiscal year ended December 31, 2006, the Investment Committee held four meetings. The current members of the Investment Committee are Dr. Flood (chair), Mr. Berkley, Ms. Eckl, Dr. Jacob, Ms. Macaskill, Dr. Poterba and Mr. Sloan.

(4)	A Corporate Governance and Social Responsibility Committee, which assists the Management Committee in fulfilling its oversight responsibilities for all corporate social responsibility and corporate governance issues including the voting of proxies of portfolio companies of the Funds and the initiation of appropriate shareholder resolutions. During fiscal year ended December 31, 2006, the Corporate Governance and Social Responsibility Committee held ten meetings. The current members of the Corporate Governance and Social Responsibility Committee are Dr. Poterba (chair), Professor Jackson and Dr. Starks. The Corporate Governance and Social Responsibility Committee has adopted a formal written charter which may be found at www.tiaa-cref.org/about/governance/corporate/topics/committee_charters.html.

(5)	An Executive Committee, which generally is vested with full Management Committee powers between Management Committee meetings on matters not specifically addressed by the full Management Committee. During fiscal year ended December 31, 2006, the Executive Committee did not hold any meetings. The current members of the Executive Committee are Dr. Jacob (chair), Dr. Flood, Professor Jackson, Dr. Poterba and Mr. Sloan.

(6)	A Nominating and Governance Committee, which nominates certain of the Fund’s officers and the members of the standing committees of the Management Committee, recommends candidates for election as Managers and handles other governance matters for the Fund. During fiscal year ended December 31, 2006, the Nominating and Governance Committee held eight meetings. The charter for the Fund’s Nominating and Governance Committee may be found at www. tiaa-cref.org/about/governance/corporate/topics/committee_charters.html. The current members of the Nominating and Governance Committee are Dr. Jacob (chair), Dr. Flood, Mr. Sloan and Dr. Starks.

Management Committee Meetings

There were fourteen meetings of the Management Committee during 2006. All current Managers who served during 2006 attended at least 75 percent of the meetings of the Management Committee and Manager committees of which they were members.

Manager Nomination Process

The Funds solicit names of candidates for the Management Committee from contract owners as part of the balloting process. Those names are transmitted to the Fund’s Nominating and Governance Committee (the “Committee”) for its review and consideration. The Committee welcomes the names of candidates from participating institutions and educational organizations, and from such other sources as the Committee may determine.

Contract owners may submit recommendations for candidates to the Management Committee by forwarding the names and backgrounds of nominees to the Secretary of the Fund. The Committee may, from time to time, retain third-party search firms to identify nominee candidates whose competencies meet criteria the Management Committee deems important to the Fund. In addition, the Committee will invite recommendations from current Managers and others.

The Committee reviews the information submitted on the backgrounds and qualifications of those persons recommended. In considering current Managers for renomination to the Management Committee, the Committee will evaluate each Manager’s participation at Management Committee meetings and committee meetings, contributions to the management of the Fund and attendance at Management Committee and Committee meetings. In preparing a slate of Manager candidates, the Committee seeks to ensure broad, diverse representation of academic, business and professional experience. The Committee submits its final nominations to the Fund’s Management Committee.

Recommendations from Contract Owners Regarding Nominations

Contract owners can recommend future nominees by keying in candidate recommendations at the following website: http://www.tiaa-cref.org/crefnominees or by writing to the Secretary of the Funds, 730 Third Avenue, New York, New York 10017-3206.

Manager Qualifications

The Management Committee has determined that it should be composed of individuals who can contribute sound business judgment to Management Committee deliberations and decisions, based on their relevant business, management, professional, academic or governmental service experience. Candidates for the Management Committee should have reached a senior level in their chosen field, be of uncompromised integrity, and be able to fulfill their responsibilities as Managers without conflict with the Fund. The Management Committee should reflect diversity of gender, race, age and experience and at least one Manager should qualify as an audit committee financial expert for service on the Audit and Compliance Committee. Each Manager should be prepared to devote substantial time and effort to the Fund’s Management Committee duties and should limit the number of their other board memberships in order to provide such service to the Fund. Candidates for the Management Committee should be individuals with an understanding of and affinity for academia, and a demonstrated ability to work in a constructive manner with other Management Committee members and management.

When seeking to fill a specific opening on the Management Committee, the Nominating and Governance Committee will consider the specific needs of the Management Committee at the time to assure an overall balance and range of specialized knowledge, skills, expertise and diversity to provide the foundation for a successful Management Committee.

A candidate for service as an independent Manager must not be an “interested person,” as that term is defined in the Investment Company Act of 1940, of the Fund, and must otherwise meet the independence requirements of the New York Stock Exchange or applicable rules. Each candidate must provide such information requested by the Fund as may be reasonably necessary to enable the Management Committee to assess the candidate’s eligibility.

Contract Owner Communications with Managers

Letters or e-mails from contract owners addressed to the Management Committee or individual Managers may be sent to the Corporate Secretary’s office at 730 Third Avenue, New York, NY 10017-3206. These communications will be forwarded to the Fund’s chairman in accordance with established policies concerning contract owner communications that have been approved by a majority of independent Managers.

Manager Attendance at Annual Meetings

The Fund is not required to and does not typically hold annual meetings of contract owners. Consequently, the Fund does not have a policy with regard to a Manager’s attendance at annual meetings.

II. THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP (“PwC”) served as the independent registered public accounting firm (“Independent Auditor”) to the Fund for the fiscal year ended December 31, 2006, and the Management Committee, all of whom are independent Managers, has chosen to continue with the services of PwC for fiscal year 2007. PwC was selected following a competitive bidding process that had been initiated in November 2004 by TIAA and the TIAA-CREF Fund Complex.

In making their selection, the Management Committee discussed with PwC all issues involving relationships among PwC, TIAA and the TIAA-CREF Fund Complex, and their affiliates, that could reasonably be thought to bear on PwC’s independence, and concluded that PwC was independent. PwC confirmed its independence to the Management Committee. As part of this process, the Management Committee considered that while PwC would also serve as the Independent Auditor for TIAA, TIAA-CREF Investment Management, LLC (the investment adviser to CREF) and Teachers Advisors, Inc. (the investment adviser to the Fund as well as to the other funds (other than CREF) that are in the TIAA-CREF Fund Complex), this would not compromise PwC’s independence. They considered that this arrangement would produce a more cost-effective audit and received an agreement from PwC that the Management Committee would be informed if any non-privileged material issues arose in the course of the audit of TIAA and its subsidiaries. Additionally, the Management Committee took into consideration that the Fund’s and TIAA’s audits would be overseen by different PwC audit partners.

As the Fund’s independent registered public accounting firm, PwC will perform independent audits of the Fund’s financial statements.

Representatives of PwC will attend the meeting and be available at the meeting to respond to questions, but it is not expected that they will make any statement at the meeting.

Audit Fees

PwC’s fees for professional services rendered for the audit of the Fund’s annual financial statements for the years ended December 31, 2006, and December 31, 2005, were approximately $120,000 and $89,990, respectively.

Audit-Related Fees

PwC’s fees for audit-related services rendered to the Fund for the fiscal years ended December 31, 2006, and December 31, 2005, were approximately $0 and $0, respectively.

Tax Fees

The Fund did not pay any fees to PwC for professional services related to tax compliance, tax advice, and tax planning for the fiscal years ended December 31, 2006, and December 31, 2005.

All Other Fees

There were no fees paid to PwC for any other services rendered to the Fund for the years ended December 31, 2006, and December 31, 2005.

Preapproval Policy

The Audit and Compliance Committee has adopted a Preapproval Policy for External Audit Firm Services (“Policy”). The Policy describes the types of services that may be provided by the Independent Auditor to the Fund without impairing the Independent Auditor’s independence. Under the Policy, the Audit and Compliance Committee is required to preapprove services to be performed by the Fund’s Independent Auditor in an effort to ensure that such services do not impair the Independent Auditor’s independence.

The Policy requires the Audit and Compliance Committee to: (i) appoint the Independent Auditor to perform the financial statement audit for the Fund and certain of its affiliates, including approving the terms of the engagement and (ii) preapprove the audit, audit-related and tax services to be provided by the Independent Auditor and the fees to be charged for provision of such services from year to year.

All services provided by the Independent Auditor to the Fund, its investment adviser or affiliates for 2006 were preapproved by the Audit and Compliance Committee pursuant to the Policy.

Auditor Fees for Related Entities

The aggregate non-audit fees billed by PwC for services rendered to the Fund and its investment adviser and affiliates of the adviser performing ongoing services to the Fund for the years ended December 31, 2006, and December 31, 2005, were approximately $935,200 and $554,000, respectively.

III. ADDITIONAL INFORMATION

Investment Advisory and Distribution Arrangements

Teachers Advisors, Inc. (“Teachers Advisors”) manages the assets of the Fund. It is a subsidiary of TIAA that is registered as an investment adviser under the Investment Advisers Act of 1940.

The shares of the Fund are distributed by Teachers Personal Investors Services, Inc. (“TPIS”), a subsidiary of TIAA that is registered as a broker/dealer and is a member of the National Association of Securities Dealers, Inc. The TIAA Board of Overseers, a New York not-for-profit membership corporation, owns all of the stock of TIAA. The address for Teachers Advisors and TPIS is 730 Third Avenue, New York, New York 10017-3206.

Beneficial Ownership

As of July 31, 2007: (1) none of the current Managers or nominees owned as much as 1 percent of the outstanding voting securities of any class of shares of the Fund; and (2) the current Managers and officers, as a group, did not own more than 1 percent of the outstanding voting securities of any class of shares of the Fund.

Any person owning more than 25 percent of the Fund’s shares may be considered a “controlling person” of the Fund. A controlling person’s vote could have a more significant effect on matters presented to contract owners for approval than the vote of other Fund contract owners.

IV. OTHER MATTERS

Means of Soliciting Proxies

This proxy solicitation will be conducted mainly by the mailing of this proxy statement and accompanying proxy card on or about August 10, 2007. Supplementary solicitations may be made by mail, telephone, and the Internet, but it may also be by any other method of electronic communication, or by personal interview. The Fund bears all expenses connected with soliciting proxies; the expenses are included in the administrative expenses that are paid for from the Fund’s net assets.

Proposals of Persons with Voting Rights

Any proposals of persons with voting rights to be included in the proxy statement for the Fund’s next special meeting must be received by the Fund within a reasonable period of time prior to the meeting. The Fund is not required to and does not typically hold annual meetings of contract owners. There are no current plans to hold another special meeting in 2007.

Annual Reports

If you would like to see the most recent semiannual and annual reports of the Fund, you can visit the TIAA-CREF website at www.tiaa-cref.org, or use our online request form to order print versions electronically. Or you can call (877) 518-9161 or write to the Fund at 730 Third Avenue, New York, New York 10017-3206. These reports are furnished to contract owners without charge.

Notes

VA-1	A30717 (08/07)

TIAA-CREF P.O. BOX 1295 CHARLOTTE, NC 28201-9980
THREE EASY WAYS TO VOTE YOUR PROXY.
	To vote by Telephone	To vote by Internet	To vote by Mail
	1) Read the proxy statement and have this proxy card at hand. 2) Call 1 888-221-0697. 3) Follow the recorded instructions.	1) Read the proxy statement and have this proxy card at hand. 2) Go to website www.proxyweb.com/TIAA-CREF 3) Follow the on-screen instructions.	1) Read the proxy statement. 2) Check the appropriate box on the reverse side. 3) Sign and date the proxy card. 4) Return the proxy card in the envelope provided.
IF YOU VOTE BY TELEPHONE OR INTERNET, DO NOT MAIL YOUR CARD.

TIAA SEPARATE ACCOUNT VA-1 PROXY
SOLICITED BY THE MANAGEMENT COMMITTEE

By signing this form, I authorize George W. Madison, Maceo K. Sloan and Eugene Flood, Jr., singly or together, with power of substitution in each, to represent me and cast my vote at VA-1’s special meeting to be held on Monday, September 17, 2007 at 12:30 p.m. (eastern time) at TIAA-CREF’s offices at 8500 Carnegie Blvd., Charlotte, NC and any adjournment or postponement thereof. They will vote as I instruct. If no directions are given, or if the instructions are contradictory, the proxies will vote (i) FOR the election of all listed nominees and (ii) discretion on any other matters that may properly come before the special meeting or if a nominee is not available for election.

ê

Date _______________________, 2007

Signature	(Sign in the Box)

When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please indicate your full name and title.

ê	ê	TC VA - DH

PLEASE SIGN AND DATE ON THE REVERSE SIDE.

ê	Please fill in box(es) as shown using black or blue ink or number 2 pencil. ☒	ê
PLEASE DO NOT USE FINE POINT PENS.

Unless you have voted by Internet or telephone, please sign and date this ballot on the reverse side and return it in the enclosed postage-paid envelope to Broadridge, the Account’s independent tabulator, at P.O. Box 9112, Farmingdale, NY 11735. Broadridge has been engaged to tabulate ballots returned by mail to preserve the confidentiality of your ballot. If you vote by Internet or phone, your vote authorizes the proxies named on the front of your proxy card to cast your votes in the same manner as if you marked, signed, and returned your card. All votes cast by Internet, phone, or proxy card must be received by 12:00 p.m. (eastern time) on Monday, September 17, 2007. If you vote via the Internet or phone, please do NOT mail back your proxy card.

The Management Committee recommends a vote FOR item 1.
	1.	Election of Manager Nominees:		FOR ALL	AGAINST ALL	ABSTAIN ALL
		To vote ALL Nominees in the same manner mark one box at right.	C	☐	☐	☐

		To vote separately by Nominee please mark the appropriate boxes		FOR	AGAINST	ABSTAIN

		(01)	Forrest Berkley	☐	☐	☐

		(02)	Nancy A. Eckl	☐	☐	☐

		(03)	Eugene Flood, Jr.	☐	☐	☐

		(04)	Howell E. Jackson	☐	☐	☐

		(05)	Nancy L. Jacob	☐	☐	☐

		(06)	Bridget A. Macaskill	☐	☐	☐

		(07)	James M. Poterba	☐	☐	☐

		(08)	Maceo K. Sloan	☐	☐	☐

		(09)	Laura T. Starks	☐	☐	☐

ê					TC VA - DH	ê

BROADRIDGE FINANCIAL SOLUTIONS - MIS
TOUCH TONE VOTING SCRIPT
(888) 221-0697

OPENING:

When connected to the toll-free number, shareholder will hear:

"Welcome. Please enter the control number located on the upper LEFT portion of your voter card.

When shareholder enters the control number, he/she will hear:

"Please enter the last 4 digits of your social security number ”

When shareholder enters the last 4 digits of their social security number, he/she will hear:

"To vote as the ** Board recommends, press 1 now. To vote otherwise, press 0 now."

OPTION 1: VOTING AS MANAGEMENT RECOMMENDS

If shareholder elects to vote as management recommends on all proposals, he/she will hear:

"You have voted as the Board recommended. If this is correct, press 1. If incorrect, press 0."

If the shareholder presses 1, he/she will hear:

"If you have received more than one proxy card, you must vote each card separately. If you would like to vote another proxy, press 1 now. To end this call, press 0 now."

If shareholder presses 0 to indicate an incorrect vote, he/she will hear:

"To vote as the ** Board recommends, press 1 now. To vote otherwise, press 0 now."

If shareholder elects to vote another proxy, he/she is returned to the "Please enter the control number" speech (above). If shareholder elects to end the call, he/she will hear:

"Thank you for voting."

Call is terminated.

OPTION 2: VOTING OTHERWISE

If shareholder elects to vote the proposal separately, he/she will hear:

"Proposal 1: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0."

When the shareholder has finished voting on Proposal 1, he/she will hear:

"Your vote has been cast as follows (vote is given). If this is correct, press 1. If incorrect, press 0."

If the shareholder presses 1, he/she will hear:

"If you have received more than one proxy card, you must vote each card separately. If you would like to vote another proxy, press 1 now. To end this call, press 0 now."

If shareholder presses 0 to indicate an incorrect vote, he/she will hear:

"To vote as the ** Board recommends, press 1 now. To vote otherwise, press 0 now."

If shareholder elects to vote another proxy, he/she is returned to the "Please enter the control number" speech (above). If shareholder elects to end the call, he/she will hear:

"Thank you for voting."

Call is terminated.